Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:January 18, 2023

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, January 18, 2023 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and six months ended December 31, 2022.  William Penn recorded net income of $1.1 million and $2.1 million, or $0.08 and $0.16 per basic and diluted share, for the three and six months ended December 31, 2022, respectively, compared to net income of $1.2 million and $2.3 million, or $0.08 and $0.16 per basic and diluted share, for the three and six months ended December 31, 2021. William Penn recorded core net income(1) of $788 thousand and $1.8 million, or $0.06 and $0.14 per basic and diluted share, for the three and six months ended December 31, 2022, respectively, compared to core net income(1) of $1.1 million and $1.9 million, or $0.08 and $0.14 per basic and diluted share, for the three and six months ended December 31, 2021.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on February 9, 2023, to common shareholders of record at the close of business on January 30, 2023.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, commented on the financial results, stating, “William Penn Bancorporation performed well in our second fiscal quarter as we experienced growth in both loans and deposits while maintaining a disciplined approach to balance sheet management, which remains a high priority for our company in these turbulent times.  Loan growth was particularly solid, as we funded $31.0 million of new loans during the quarter.

“Our asset quality metrics continued to improve in the second quarter, as we received payment from borrowers for full satisfaction of two non-performing loans.  The payoff of these non-performing loans contributed to a reduction in our non-performing assets, and the Company’s ratio of non-performing assets to total assets decreased to 0.49% as of December 31, 2022 from 0.56% as of September 30, 2022.  We will continue to maintain strong credit discipline to protect the quality of our assets.”

Mr. Stephon added, “During the quarter, we continued to repurchase shares under our existing stock repurchase programs.  We are authorized to repurchase a total of 2,269,358 shares under our stock repurchase programs and, as of December 31, 2022, we had repurchased a total of 1,506,295 shares at a total cost of $17.6 million, an average of $11.71 per share.

“The Company continues to maintain a strong capital position, posting a tangible common equity ratio(2) of 20.08% at December 31, 2022.  The strength of this ratio allows us significant flexibility through a challenging environment.  We will continue to manage our capital by growing our business in a disciplined manner, buying back our stock whenever possible, and paying a sustainable cash dividend to deliver maximum value to our shareholders.”

Highlights for the three months ended December 31, 2022 are as follows:

●	During the three months ended December 31, 2022, the Company repurchased 342,007 shares at a total cost of $4.0 million, or $11.63 per share. As of December 31, 2022, the Company had repurchased a total of 1,506,295

(1) As used in this press release, core net income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(2) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

shares at a total cost of $17.6 million, or $11.71 per share, under its previously announced repurchase programs. As of January 10, 2023, the Company had exhausted its second repurchase program that was approved on June 9, 2022 and began repurchasing shares under its third repurchase program that was approved on August 18, 2022.
●	William Penn recorded net income and core net income(1) of $1.1 million and $788 thousand, or $0.08 and $0.06 per basic and diluted share, for the three months ended December 31, 2022.
●	William Penn improved its asset mix and funded $44.3 million of new loans during the six months ended December 31, 2022, including $31.0 million of new loans funded during the second quarter.
●	Asset quality metrics improved with non-performing assets to total assets decreasing to 0.49% as of December 31, 2022 compared to 0.56% as of September 30, 2022. Our allowance for loan losses totaled $3.3 million, or 0.67% of total loans and 0.86% of total loans, excluding acquired loans(3), as of December 31, 2022, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.
●	William Penn’s net interest margin measured 3.10% for the three months ended December 31, 2022 compared to 3.00% for the three months ended December 31, 2021.
●	William Penn’s cost of deposits totaled 64 basis points during the three months ended December 31, 2022.
●	Book value per share measured $12.67 as of December 31, 2022 compared to $12.50 as of September 30, 2022. Tangible book value per share(4) measured $12.29 as of December 31, 2022 compared to $12.12 as of September 30, 2022.

Statement of Financial Condition

Total assets decreased $9.1 million, or 1.0%, to $870.9 million at December 31, 2022, from $880.0 million at June 30, 2022, primarily due to $8.6 million of cash used to repurchase shares, a $7.0 million increase in the unrealized loss on available for sale securities net of deferred taxes, and a $5.0 million decrease in advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh, partially offset by an $8.8 million increase in deposits.

Cash and cash equivalents decreased $17.1 million, or 47.1%, to $19.1 million at December 31, 2022, from $36.2 million at June 30, 2022.  The decrease in cash and cash equivalents was primarily driven by a $16.7 million increase in net loans, the repurchase of 739,359 shares at a total cost of $8.6 million, and a $5.0 million decrease in advances from the FHLB of Pittsburgh, partially offset by an $8.8 million increase in deposits.

Total investments decreased $10.1 million, or 3.5%, to $277.0 million at December 31, 2022, from $287.1 million at June 30, 2022.  The decrease in investments was primarily due to a $9.0 million increase in the gross unrealized loss on available for sale securities.  The increase in the gross unrealized loss on available for sale securities is due to current interest rate levels relative to the Company’s cost and not credit quality.  The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Net loans increased $16.7 million, or 3.5%, to $492.2 million at December 31, 2022, from $475.5 million at June 30, 2022.  During the six months ended December 31, 2022, the Company originated $44.3 million of new loans, including $36.5 million of commercial loans. The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

Deposits increased $8.8 million, or 1.5%, to $615.4 million at December 31, 2022, from $606.6 million at June 30, 2022.  The increase in deposits was primarily due to a $17.2 million increase in money market accounts and a $6.1 million increase in time

(3) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(4) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

deposit accounts, partially offset by an $8.5 million decrease in non-interest bearing checking accounts and a $7.8 million decrease in savings accounts.  The interest rate environment has created a highly competitive market for deposits.

Borrowings decreased $5.0 million, or 7.7%, to $60.0 million at December 31, 2022, from $65.0 million at June 30, 2022.

Stockholders’ equity decreased $13.1 million, or 6.8%, to $179.2 million at December 31, 2022, from $192.3 million at June 30, 2022.  The decrease in stockholders’ equity was primarily due to the payment of a $0.03 per share quarterly cash dividend in August 2022 totaling $419 thousand and in November 2022 totaling $405 thousand and a $7.0 million increase in the accumulated other comprehensive loss component of the unrealized loss on available for sale securities, as well as the repurchase of 739,359 shares at a total cost of $8.6 million, or $11.58 per share, during the six months ended December 31, 2022 under the Company’s previously announced stock repurchase programs.  These decreases to stockholders’ equity were partially offset by $2.1 million of net income during the six months ended December 31, 2022.  Book value per share measured $12.67 as of December 31, 2022, compared to $12.91 as of June 30, 2022, and tangible book value per share(4) measured $12.29 as of December 31, 2022, compared to $12.54 as of June 30, 2022.

Net Interest Income

For the three months ended December 31, 2022, net interest income was $6.0 million, an increase of $506 thousand, or 9.2%, from the three months ended December 31, 2021.  The increase in net interest income was primarily due to an increase in interest income on investments and loans, partially offset by an increase in interest expense on borrowings and deposits. The net interest margin measured 3.10% for the three months ended December 31, 2022, compared to 3.00% for the three months ended December 31, 2021.  The increase in the net interest margin during the three months ended December 31, 2022, compared to the same period in 2021 was primarily due to an improvement in asset mix during the twelve months ended December 31, 2022, including a $41.5 million decrease in cash and cash equivalents, a $35.5 million increase in investment securities and an $35.4 million increase in net loans.

For the six months ended December 31, 2022, net interest income was $12.3 million, an increase of $1.5 million, or 13.8%, from the six months ended December 31, 2021.  The increase in net interest income was primarily due to an increase in interest income on investments and loans, partially offset by an increase in interest expense on borrowings and deposits. The net interest margin measured 3.14% for the six months ended December 31, 2022, compared to 2.90% for the six months ended December 31, 2021.  The increase in the net interest margin during the six months ended December 31, 2022, compared to the same period in 2021 was primarily due to the previously mentioned improvement in asset mix during the twelve months ended December 31, 2022.

Non-interest Income

For the three months ended December 31, 2022, non-interest income totaled $902 thousand, an increase of $238 thousand, or 35.8%, from the three months ended December 31, 2021.  The increase was primarily due to a $300 thousand net gain on the sale of premises and equipment associated with the sale of two properties with a total carrying value of $1.5 million that were transferred to the held for sale classification during the three months ended June 30, 2022.

For the six months ended December 31, 2022, non-interest income totaled $1.2 million, a decrease of $185 thousand, or 13.5%, from the six months ended December 31, 2021.  The decrease was primarily due to a $359 thousand increase in the unrealized loss on equity securities and a $62 thousand net gain on the sale of securities recorded during the six months ended December 31, 2021, partially offset by the previously discussed $300 thousand net gain on the sale of premises and equipment recorded during the three months ended December 31, 2022.

Non-interest Expense

For the three months ended December 31, 2022, non-interest expense totaled $5.7 million, an increase of $821 thousand, or 17.0%, from the three months ended December 31, 2021.  The increase in non-interest expense was primarily due to a $426 thousand increase in salaries and employee benefits due to annual merit increases and a $351 thousand increase in employee stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.  The increase in non-interest expense can also be attributed to a $181 thousand increase in occupancy and equipment expense associated with new branch locations in Doylestown, Pennsylvania and Hamilton Township, New Jersey that were opened during the three months ended December 31, 2021.  In addition, the increase in non-interest expense can be attributed to a $104 thousand increase in director stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan. During the three months ended September 30, 2022, the Company made a strategic decision to close the Bank’s branch office located in Collingswood, New

Jersey and to consolidate the deposits from this branch office into the Bank’s Audubon, New Jersey branch office after assessing the branch’s profitability and its close geographic proximity to the Audubon, New Jersey branch location.  The branch office located in Collingswood, New Jersey was closed effective December 31, 2022.

For the six months ended December 31, 2022, non-interest expense totaled $11.2 million, an increase of $1.5 million, or 15.6%, from the six months ended December 31, 2021.  The increase in non-interest expense was primarily due to a $955 thousand increase in salaries and employee benefits due to annual merit increases and a $702 thousand increase in employee stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.  The increase in non-interest expense can also be attributed to a $294 thousand increase in occupancy and equipment expense associated with new branch locations in Doylestown, Pennsylvania and Hamilton Township, New Jersey that were opened during the three months ended December 31, 2021.  In addition, the increase in non-interest expense can be attributed to a $244 thousand increase in director stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.

Income Taxes

For the three months ended December 31, 2022, the Company recorded a provision for income taxes of $217 thousand, reflecting an effective tax rate of 17.0%, compared to a provision for income taxes of $180 thousand, reflecting an effective tax rate of 13.3%, for the same period in 2021.  The increase in the provision for income taxes and the effective tax rate during the three months ended December 31, 2022, compared to the same period in 2021, can primarily be attributed to a $53 thousand income tax benefit recorded during the three months ended December 31, 2021 related to refunds received associated with the carryback of net operating losses under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.

For the six months ended December 31, 2022, the Company recorded a provision for income taxes of $150 thousand, reflecting an effective tax rate of 6.7%, compared to a provision for income taxes of $150 thousand, reflecting an effective tax rate of 6.0%, for the same period in 2021.  The provision for income taxes and the effective tax rate for the six months ended December 31, 2022 and 2021 were impacted by a $211 thousand and a $288 thousand income tax benefit related to refunds received associated with the carryback of net operating losses under the CARES Act during the six months ended December 31, 2022 and 2021, respectively.

Asset Quality

During the three and six months ended December 31, 2022, we did not record a provision for loan losses due to improved asset quality metrics and continued low levels of net charge-offs and non-performing assets.  During the six months ended December 31, 2022, we received payments from borrowers for full satisfaction of three non-performing loans with a total carrying value of $2.6 million.  The payoff of these non-performing loans contributed to a significant reduction in our non-performing assets and the Company’s ratio of non-performing assets to total assets decreased to 0.49% as of December 31, 2022 from 0.74% as of June 30, 2022. There was no provision for loan losses for the three months ended December 31, 2021.  The provision for loan losses was a $30 thousand net recovery during the six months ended December 31, 2021.  The credit to the provision for the six months ended December 31, 2021 was primarily due to continued stable asset quality metrics, including continued low levels of net charge-offs and non-performing assets.  Our allowance for loan losses totaled $3.3 million, or 0.67% of total loans and 0.86% of total loans, excluding acquired loans(3), as of December 31, 2022, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.

Capital

The Bank’s capital position remains strong relative to current regulatory requirements. The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities. As of December 31, 2022, William Penn’s stockholders’ equity to assets totaled 20.58% and tangible capital to tangible assets(2) totaled 20.08%.  In addition, at December 31, 2022, we had the ability to borrow up to $294.5 million from the FHLB of Pittsburgh.  The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of December 31, 2022, William Penn Bank had a community bank leverage ratio of 18.26% and is considered well-capitalized under the prompt corrective action framework.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through twelve full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street,

Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, and that the Company may not be successful in the implementation of its business strategy. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2022, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	December 31,	September 30,	June 30,	December 31,
	2022	2022	2022	2021

ASSETS
Cash and due from banks	$7,860	$9,082	$8,117	$6,014
Interest bearing deposits with other banks	11,282	10,041	28,053	54,611
Total cash and cash equivalents	19,142	19,123	36,170	60,625
Interest-bearing time deposits	600	600	600	1,100
Securities available-for-sale	171,951	170,860	182,745	133,081
Securities held-to-maturity	103,030	104,376	102,135	105,826
Equity securities	2,039	1,985	2,258	2,640
Loans receivable, net of allowance for loan losses of $3,334, $3,333, $3,409, and $3,564, respectively	492,163	472,499	475,511	456,776
Premises and equipment, net	11,355	11,553	11,696	13,428
Regulatory stock, at cost	3,567	3,379	3,807	2,562
Deferred income taxes	9,267	9,434	7,459	3,640
Bank-owned life insurance	39,717	39,443	39,170	37,747
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	615	664	712	824
Operating lease right-of-use assets	8,306	6,716	6,843	6,820
Accrued interest receivable and other assets	4,334	6,005	5,988	4,042
TOTAL ASSETS	$870,944	$851,495	$879,952	$833,969

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$615,438	$600,174	$606,617	$570,796
Advances from Federal Home Loan Bank	60,000	55,000	65,000	34,000
Advances from borrowers for taxes and insurance	2,643	2,001	3,356	2,788
Operating lease liabilities	8,439	6,833	6,949	7,050
Accrued interest payable and other liabilities	5,194	6,293	5,704	5,455
TOTAL LIABILITIES	691,714	670,301	687,626	620,089

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-	-
Common stock, $0.01 par value	141	145	149	152
Additional paid-in capital	151,942	155,458	159,546	168,360
Unearned common stock held by employee stock ownership plan	(9,395)	(9,497)	(9,599)	(9,800)
Retained earnings	58,851	58,195	57,587	56,277
Accumulated other comprehensive loss	(22,309)	(23,107)	(15,357)	(1,109)
TOTAL STOCKHOLDERS' EQUITY	179,230	181,194	192,326	213,880
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$870,944	$851,495	$879,952	$833,969

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
INTEREST INCOME
Loans receivable, including fees	$5,666	$5,297	$5,109	$10,963	$10,323
Securities	1,707	1,657	1,033	3,364	1,697
Other	187	129	40	316	146
Total interest income	7,560	7,083	6,182	14,643	12,166
INTEREST EXPENSE
Deposits	974	509	421	1,483	905
Borrowings	550	333	231	883	469
Total interest expense	1,524	842	652	2,366	1,374

Net interest income	6,036	6,241	5,530	12,277	10,792
Provision (recovery) for loan losses	-	-	-	-	(30)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR LOAN LOSSES	6,036	6,241	5,530	12,277	10,822
OTHER INCOME
Service fees	209	211	243	420	456
Net gain on sale of securities	-	-	-	-	62
Earnings on bank-owned life insurance	274	273	278	547	516
Net gain (loss) on disposition of premises and equipment	300	(1)	-	299	-
Unrealized gain (loss) on equity securities	54	(273)	35	(219)	140
Other	65	72	108	137	195
Total other income	902	282	664	1,184	1,369
OTHER EXPENSES
Salaries and employee benefits	3,222	3,241	2,796	6,463	5,508
Occupancy and equipment	907	788	726	1,695	1,401
Data processing	472	431	419	903	840
Professional fees	258	263	241	521	489
Amortization of intangible assets	49	48	56	97	113
Prepayment penalties	-	-	-	-	64
Other	752	792	601	1,544	1,291
Total other expense	5,660	5,563	4,839	11,223	9,706

Income before income taxes	1,278	960	1,355	2,238	2,485

Income tax expense (benefit)	217	(67)	180	150	150
NET INCOME	$1,061	$1,027	$1,175	$2,088	$2,335

Basic and diluted earnings per share	$0.08	$0.08	$0.08	$0.16	$0.16
Basic average common shares outstanding	12,985,244	13,435,273	14,310,839	13,210,259	14,306,398
Diluted average common shares outstanding	13,030,136	13,452,902	14,310,839	13,241,562	14,306,398

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	December 31, 2022			December 31, 2021			December 31, 2022			December 31, 2021
	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$484,700	$5,666	4.68%	$457,567	$5,109	4.47%	$481,048	$10,963	4.56%	$458,296	$10,323	4.50%
Investment securities	276,741	1,707	2.47	209,553	1,033	1.97	282,218	3,364	2.38	170,668	1,697	1.99
Other interest-earning assets	17,508	187	4.27	69,601	40	0.23	17,622	316	3.59	114,989	146	0.25
Total interest-earning assets	778,949	7,560	3.88	736,721	6,182	3.36	780,888	14,643	3.75	743,953	12,166	3.27
Non-interest-earning assets	84,421			84,395			83,172			73,467
Total assets	$863,370			$821,116			$864,060			$817,420

Interest-bearing liabilities:
Interest-bearing checking accounts	$133,690	97	0.29%	$106,365	14	0.05%	$131,975	163	0.25%	$105,084	33	0.06%
Money market deposit accounts	179,357	544	1.21	159,356	119	0.30	176,153	760	0.86	152,194	240	0.32
Savings, including club deposits	99,553	21	0.08	102,560	17	0.07	102,001	41	0.08	101,865	43	0.08
Certificates of deposit	136,352	312	0.92	147,193	271	0.74	132,967	519	0.78	151,490	589	0.78
Total interest-bearing deposits	548,952	974	0.71	515,474	421	0.33	543,096	1,483	0.55	510,633	905	0.35
FHLB advances and other borrowings	55,950	550	3.93	34,008	231	2.72	55,337	883	3.19	34,732	469	2.70
Total interest-bearing liabilities	604,902	1,524	1.01	549,482	652	0.47	598,433	2,366	0.79	545,365	1,374	0.50

Non-interest-bearing liabilities:
Non-interest-bearing deposits	63,282			53,635			64,216			52,152
Other non-interest-bearing liabilities	16,640			4,999			14,926			4,766
Total liabilities	684,824			608,116			677,575			602,283
Total equity	178,546			213,000			186,485			215,137
Total liabilities and equity	$863,370			$821,116			$864,060			$817,420

Net interest income		$6,036			$5,530			$12,277			$10,792

Interest rate spread		2.87%			2.89%			2.96%			2.77%
Net interest-earning assets	$174,047			$187,239			$182,455			$198,588
Net interest margin		3.10%			3.00%			3.14%			2.90%
Ratio of interest-earning assets to interest-bearing liabilities	128.77%			134.08%			130.49%			136.41%

Asset Quality Indicators (unaudited)

	December 31,	September 30,	June 30,	December 31,
(Dollars in thousands)	2022	2022	2022	2021

Non-performing assets:
Non-accruing loans	$4,256	$4,798	$6,511	$5,001
Accruing loans past due 90 days or more	-	-	-	-
Total non-performing loans	$4,256	$4,798	$6,511	$5,001

Real estate owned	-	-	-	75

Total non-performing assets	$4,256	$4,798	$6,511	$5,076

Non-performing loans to total loans	0.86%	1.01%	1.36%	1.09%
Non-performing assets to total assets	0.49%	0.56%	0.74%	0.61%
ALLL to total loans and leases	0.67%	0.70%	0.71%	0.77%
ALLL to non-performing loans	78.34%	69.47%	52.36%	71.27%

Key performance ratios are as follows for the three and six months ended (unaudited):

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
PERFORMANCE RATIOS:
(annualized for the three and six months ended)
Return on average assets	0.49%	0.48%	0.57%	0.48%	0.57%
Core return on average assets(5)	0.37%	0.48%	0.53%	0.42%	0.47%
Return on average equity	2.38%	2.14%	2.21%	2.24%	2.17%
Core return on average equity(5)	1.77%	2.14%	2.06%	1.95%	1.80%
Net interest margin	3.10%	3.19%	3.00%	3.14%	2.90%
Net charge-off ratio	0.00%	0.06%	0.02%	0.03%	0.01%
Efficiency ratio	81.58%	85.28%	78.12%	83.37%	79.81%
Core efficiency ratio(5)	85.97%	81.84%	78.57%	83.87%	80.63%
Tangible common equity(6)	20.08%	20.77%	25.14%	20.08%	25.14%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(6) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	December 31,	September 30,	June 30,
	2022	2022	2022
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$870,944	$851,495	$879,952
Less: Goodwill and other intangible assets	5,473	5,522	5,570
Tangible assets (non-GAAP)	$865,471	$845,973	$874,382

Total stockholders' equity (GAAP)	$179,230	$181,194	$192,326
Less: Goodwill and other intangible assets	5,473	5,522	5,570
Total tangible equity (non-GAAP)	$173,757	$175,672	$186,756

Stockholders' equity to assets (GAAP)	20.58%	21.28%	21.86%
Tangible capital to tangible assets (non-GAAP)	20.08%	20.77%	21.36%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$179,230	$181,194	$192,326
Less: Goodwill and other intangible assets	5,473	5,522	5,570
Total tangible equity (non-GAAP)	$173,757	$175,672	$186,756

Total common shares outstanding	14,143,327	14,499,238	14,896,590

Book value per share (GAAP)	$12.67	$12.50	$12.91
Tangible book value per share (non-GAAP)	$12.29	$12.12	$12.54

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$496,198	$476,516	$479,669
Less: Loans acquired in a business combination	108,697	112,853	118,111
Gross loans receivable, excluding acquired loans (non-GAAP)	$387,501	$363,663	$361,558
Allowance for loan losses	$3,334	$3,333	$3,409

Allowance for loan losses to total loans (GAAP)	0.67%	0.70%	0.71%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	0.86%	0.92%	0.94%

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Calculation of core net income:
Net income (GAAP)	$1,061	$1,027	$1,175	$2,088	$2,335
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	(62)
Net (gain) loss on disposition of premises and equipment	(300)	1	-	(299)	-
Unrealized (gain) loss on equity securities	(54)	273	(35)	219	(140)
Prepayment penalties	-	-	-	-	64
Tax impact of pre-tax adjustments	81	(63)	8	18	31
Income tax benefit adjustment	-	(211)	(53)	(211)	(288)
Core net income (non-GAAP)	$788	$1,027	$1,095	$1,815	$1,940

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.08	$0.08	$0.08	$0.16	$0.16
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	-
Net (gain) loss on disposition of premises and equipment	(0.02)	-	-	(0.02)	-
Unrealized (gain) loss on equity securities	(0.01)	0.02	-	0.02	(0.01)
Prepayment penalties	-	-	-	-	0.01
Tax impact of pre-tax adjustments	0.01	-	-	-	-
Income tax benefit adjustment	-	(0.02)	-	(0.02)	(0.02)
Core earnings per share (non-GAAP)	$0.06	$0.08	$0.08	$0.14	$0.14

Calculation of core return on average assets:
Return on average assets (GAAP)	0.49%	0.48%	0.57%	0.48%	0.57%
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	(0.03)%
Net (gain) loss on disposition of premises and equipment	(0.13)%	-	-	(0.06)%	-
Unrealized (gain) loss on equity securities	(0.03)%	0.13%	(0.01)%	0.05%	(0.03)%
Prepayment penalties	-	-	-	-	0.02%
Tax impact of pre-tax adjustments	0.04%	(0.03)%	-	-	0.01%
Income tax benefit adjustment	-	(0.10)%	(0.03)%	(0.05)%	(0.07)%
Core return on average assets (non-GAAP)	0.37%	0.48%	0.53%	0.42%	0.47%

Average assets	$863,370	$864,752	$821,116	$864,060	$817,420

Calculation of core return on average equity:
Return on average equity (GAAP)	2.38%	2.14%	2.21%	2.24%	2.17%
Less pre-tax adjustments:
Net gain on sale of securities	-	-	-	-	(0.06)%
Net (gain) loss on disposition of premises and equipment	(0.67)%	-	-	(0.32)%	-
Unrealized (gain) loss on equity securities	(0.12)%	0.57%	(0.07)%	0.23%	(0.13)%
Prepayment penalties	-	-	-	-	0.06%
Tax impact of pre-tax adjustments	0.18%	(0.13)%	0.02%	0.02%	0.03%
Income tax benefit adjustment	-	(0.44)%	(0.10)%	(0.22)%	(0.27)%
Core return on average equity (non-GAAP)	1.77%	2.14%	2.06%	1.95%	1.80%

Average equity	$178,546	$192,286	$213,000	$186,485	$215,137

	For the Three Months Ended			For the Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,660	$5,563	$4,839	$11,223	$9,706
Less adjustments:
Prepayment penalties	-	-	-	-	(64)
Core non-interest expense (non-GAAP)	$5,660	$5,563	$4,839	$11,223	$9,642
Net interest income	$6,036	$6,241	$5,530	$12,277	$10,792
Non-interest income (GAAP)	$902	$282	$664	$1,184	$1,369
Less adjustments:
Net gain on sale of securities	-	-	-	-	(62)
Net (gain) loss on disposition of premises and equipment	(300)	1	-	(299)	-
Unrealized (gain) loss on equity securities	(54)	273	(35)	219	(140)
Core non-interest income (non-GAAP)	$548	$556	$629	$1,104	$1,167

Efficiency ratio (GAAP)	81.58%	85.28%	78.12%	83.37%	79.81%
Core efficiency ratio (non-GAAP)	85.97%	81.84%	78.57%	83.87%	80.63%